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                                     ARTHUR
                                    ANDERSEN

                            ARTHUR ANDERSEN & CO. SC

                                             -----------------------------------
                                             Arthur Andersen LLP

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                                             Suite 1300
                                             711 Louisiana Street
                                             Houston TX 77002-2786
                                             713 237 2323
December 6, 1995

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

via facsimile - (202) 942-9656

Dear Sirs:

We have read Item 4 included in the attached Form 8-K dated December 6, 1995 of Striker Industries, Inc. (Commission File No. 1-0096) filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/  ARTHUR ANDERSEN LLP

Copy to:  Mr. Matthew D. Pond
          Chief Financial Officer
          Striker Industries, Inc.